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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1996 (except with respect to the matter discussed in Note 8 of our report, as to which the date is March 8, 1996) included in the Annual Report on Form 10-KSB of The ForeFront Group, Inc. for the year ended December 31, 1995, and to all references to our firm included in this Registration Statement.



                              Arthur Andersen

Houston, Texas
July 3, 1996